MarketWise Reports Net Income of $22.7 Million and Net Revenue of $97.2 Million for Third Quarter 2024

BALTIMORE, MD -- (GLOBE NEWSWIRE)—MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or the “Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today reported financial results for third quarter 2024.
Third Quarter 2024 Highlights(1)
▪Paid Subscribers were 592 thousand as of September 30, 2024 compared with 774 thousand as of September 30, 2023
▪Total Net Revenue was $97.2 million in third quarter 2024 compared with $106.2 million in third quarter 2023
▪Total Billings was $48.9 million in third quarter 2024 compared with $95.5 million in third quarter 2023
▪Net Income was $22.7 million in third quarter 2024 compared with $12.0 million in third quarter 2023
▪Cash and Cash Equivalents were $94.1 million as of September 30, 2024
(1)    See “Key Business Metrics and Non-GAAP Financial Measures” below. For a reconciliation of Adjusted CFFO and Adjusted CFFO margin, see “Non-GAAP Measures” below.
Dr. David “Doc” Eifrig, Interim Chief Executive Officer, commented, “I have been around this Company for two decades and have seen many business cycles and changes along the way. One thing that has remained constant is our commitment to providing high-quality independent research that empowers our customers. My deepest gratitude goes to the more than 400 employees dedicated to the experience of our subscribers. During my first 90 days, I have focused on evaluating the culture, capabilities, products, and processes at our Company. And while not yet evident in our Q3 financial results, I feel confident we are making progress.”
Eifrig continued, "During the third quarter, we began to optimize parts of our business, which we believe will improve revenue and margins going forward. Further, we believe our new brand launches coupled with a strong product pipeline in Q4 will result in an inflection point in our Billings, after several quarters of sequential declines. Specifically, while our average monthly Billings during Q3 were approximately $16 million, our October Billings totaled approximately $19 million. While not yet a trend, we believe seedlings like these will bear fruit. Lastly, we are in the process of advancing our strategic priorities which will guide our Company’s efforts around revenue growth, margin expansion, and inorganic opportunities. I remain bullish and honored to lead our Company and the team we have in place to deliver for our customers, shareholders, and employees. We sell trust and honest ideas with innovative technology to help our subscribers learn, invest, and lead a healthier and wealthier life.”
YTD September 2024 Highlights(1)
▪Total Net Revenue for the nine months ended September 30, 2024 was $311.2 million, a decrease of 7% compared with the same period in prior year.
▪Total Billings for the nine months ended September 30, 2024 was $183.7 million, a decrease of 36.4% compared with the same period in prior year.
▪Net Income for the nine months ended September 30, 2024 was $66.7 million, an increase of 27% compared with the same period in prior year.
▪Net Cash Used in Operating Activities was $28.1 million for the nine months ended September 30, 2024, compared with Net Cash Provided by Operating Activities of $44.9 million for the same period in prior year.

Our summary results are as follows:

(Unaudited)	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	TTM 3Q 2024
Paid Subscribers (in thousands)	774	737	683	645	592	592
Total net revenue (in millions)	$106.2	$112.2	$109.0	$105.0	$97.2	$423.4
New "Marketing" Billings (1)	$73.7	$67.7	$54.8	$38.7	$32.3	$193.5
Net "Renewal" Billings (2)	$20.8	$21.6	$21.4	$17.1	$15.7	$75.9
Other Billings (3)	$1.0	$4.2	$1.0	$1.8	$0.9	$7.9
Total Billings	$95.5	$93.6	$77.2	$57.6	$48.9	$277.3
ARPU	$496	$503	$492	$456	$417	$417
Net income (in millions)	$12.0	$1.9	$22.7	$21.2	$22.7	$68.6
CFFO (in millions)	$12.1	$15.7	$(18.5)	$(3.8)	$(5.8)	$(12.4)
Adjusted CFFO (in millions)	$12.1	$19.7	$(18.5)	$(3.8)	$(5.8)	$(8.4)

(1) Includes billings from all new subscription sales to new and existing subscribers.
(2) Includes billings attributable to renewal and maintenance fee payments. Excludes Membership sales.
(3) Includes primarily billings from Revenue Share, Advertising, and Conferences.

Balance Sheet and Capital Structure
As of September 30, 2024 the consolidated Cash balance was $94.1 million as compared with $155.2 million at December 31, 2023. The majority of the decline in cash related to activity that occurred in the first half of this year. For the nine months ended September 30, 2024, interest income earned totaled $4.8 million.
Consistent with previous disclosure, the Company began making required tax distribution payments in the third quarter of 2024. Tax distributions of approximately $6 million were made during the quarter and are reflected in our statement of cash flows as cash used in financing activities. We will continue to make required quarterly tax distributions in future periods, which we expect to be significant. The amount of future tax distributions however, will be dependent on a variety of factors.
The Company’s $150 million credit facility matured on October 29, 2024, with no amounts outstanding. While the Company currently has no immediate needs for external capital, and the business plan is fully funded, the Company may in the future consider entering into a new credit facility to enhance optionality around capital allocation alternatives.
MarketWise Inc.’s Class A common stock trades on the NASDAQ Global Market under the symbol "MKTW." As of September 30, 2024, the Company had 39,381,380 Class A common shares and 279,890,147 Class B common shares issued and outstanding.
About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 25 years of operating history, MarketWise serves a community of millions of free and paid subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
Key Business Metrics and Non-GAAP Financial Measures
In this release we discuss certain key business metrics, which we believe provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies who may calculate similarly titled metrics in a different way.
Billings is defined as amounts invoiced to customers.
Free Subscribers are defined as unique subscribers who have subscribed to one of our free investment publications via a valid email address and continue to remain directly opted in, excluding any Paid Subscribers who also have free subscriptions. Active Free Subscribers are those Free Subscribers with whom we have engaged during the most recent quarter and represent those individuals who have received and/or consumed our content on a regular basis during that same quarter.
Paid Subscribers are defined as the total number of unique subscribers with at least one paid subscription at the end of the period.
Average revenue per user or ARPU is defined as the trailing four quarters of net Billings divided by the average number of quarterly total Paid Subscribers over that period.
In addition to our results determined in accordance with GAAP, we believe that the below non-GAAP financial measures are useful in evaluating our ability to generate cash. We use the below non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. This non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted CFFO is defined as cash flow from operations plus or minus any non-recurring items.
Adjusted CFFO Margin is defined as Adjusted CFFO as a percentage of Billings.
We believe that Adjusted CFFO and Adjusted CFFO Margin are useful indicators that provide information to management and investors about our ability to generate cash (without the effects of non-recurring items), and for internal planning and forecasting purposes.
We expect Adjusted CFFO and Adjusted CFFO Margin to fluctuate in future periods as we invest in our business to execute our growth strategy. These activities, along with any non-recurring items as described above, may result in fluctuations in Adjusted CFFO and Adjusted CFFO Margin in future periods.
Non-GAAP Measures
The following table provides a reconciliation of net cash provided by operating activities to Adjusted CFFO, and net cash provided by operating activities margin as a percentage of total net revenue to Adjusted CFFO Margin, in each case, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States (“GAAP”):

(In thousands)	Third Quarter			Year to Date September 30,
	2024	2023	% Change	2024	2023	% Change
Net cash (used in) provided by operating activities	$(5,829)	$12,055	(148.4)%	$(28,135)	$44,901	(162.7)%
Non-recurring expenses	—	—	NM	—	—	NM
Adjusted CFFO	$(5,829)	$12,055	(148.4)%	$(28,135)	$44,901	(162.7)%

Net cash (used in) provided by operating activities	$(5,829)	$12,055	(148.4)%	$(28,135)	$44,901	(162.7)%
Total net revenue	97,186	106,150	(8.4)%	311,223	336,027	(7.4)%
Net cash (used in) provided by operating activities margin	(6.0%)	11.4%		(9.0%)	13.4%

Adjusted CFFO	$(5,829)	$12,055	(148.4)%	$(28,135)	$44,901	(162.7)%
Billings	48,929	95,513	(48.8)%	183,728	288,854	(36.4)%
Adjusted CFFO margin	(11.9%)	12.6%		(15.3%)	15.5%
NM: Not meaningful

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial position, business strategy, and the plans and objectives of management for future operations of MarketWise. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; current macroeconomic events, including heightened inflation, rise in interest rates and the potential for an economic recession; failure to comply with laws and regulations or other regulatory action or investigations, including the Advisers Act; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; the impact of the regulatory environment and complexities with compliance related to such environment; our future capital needs; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; and other factors beyond our control.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Table 1. Income Statement

(Unaudited, in thousands)	Third Quarter		Year to Date September 30,
	2024	2023	2024	2023
Net revenue	$96,975	$105,799	$309,761	$334,777
Related party revenue	211	351	1,462	1,250
Total net revenue	97,186	106,150	311,223	336,027

Operating expenses:
Cost of revenue(1)	12,902	13,812	39,649	43,737
Sales and marketing(1)	36,644	52,466	126,663	150,226
General and administrative(1)	22,480	25,005	70,796	80,667
Research and development(1)	2,614	2,085	6,934	6,778
Depreciation and amortization	635	1,001	1,997	2,979
Impairment of intangible assets	—	584	—	584
Related party expense	9	155	393	487
Total operating expenses	75,284	95,108	246,432	285,458
Income from operations	21,902	11,042	64,791	50,569
Other income, net	632	182	210	807
Interest income, net	1,185	1,511	4,184	3,062
Income before income taxes	23,719	12,735	69,185	54,438
Income tax expense	973	691	2,487	2,046
Net income	22,746	12,044	66,698	52,392
Net income attributable to noncontrolling interests	21,026	11,904	61,777	50,749
Net income attributable to MarketWise, Inc.	$1,720	$140	$4,921	$1,643
(1)    Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item

Table 2. Balance Sheet

(Unaudited, in thousands, except share and per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$94,111	$155,174
Accounts receivable	2,224	4,528
Prepaid expenses	8,993	9,305
Related party receivables	930	5,182
Deferred contract acquisition costs	64,757	91,480
Other current assets	1,480	2,172
Total current assets	172,495	267,841
Property and equipment, net	567	690
Operating lease right-of-use assets	5,801	7,331
Intangible assets, net	7,687	6,255
Goodwill	33,560	31,038
Deferred contract acquisition costs, noncurrent	49,746	73,420
Deferred tax assets	8,469	9,693
Other assets	26	287
Total assets	$278,351	$396,555
Liabilities and stockholders’ deficit
Current liabilities:
Trade and other payables	$2,326	$559
Related party payables, net	1,133	1,137
Accrued expenses	22,370	55,041
Deferred revenue and other contract liabilities	229,735	287,751
Operating lease liabilities	1,639	1,446
Other current liabilities	26,769	27,959
Total current liabilities	283,972	373,893
Long-term liabilities – related party	316	—
Deferred revenue and other contract liabilities, noncurrent	233,096	304,342
Other liabilities, noncurrent	2,313	2,151
Related party tax receivable agreement liability, noncurrent	2,669	746
Operating lease liabilities, noncurrent	3,100	4,366
Total liabilities	525,466	685,498
Commitments and Contingencies	—	—
Stockholders’ deficit:
Common stock - Class A, par value of $0.0001 per share, 950,000,000 shares authorized; 39,381,380 and 36,384,981 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	4	4
Common stock - Class B, par value of $0.0001 per share, 300,000,000 shares authorized; 279,890,147 and 288,092,303 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	28	29
Preferred stock - par value of $0.0001 per share, 100,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	101,857	115,164
Accumulated other comprehensive income	56	65
Accumulated deficit	(121,422)	(126,343)
Total stockholders’ deficit attributable to MarketWise, Inc.	(19,477)	(11,081)
Noncontrolling interest	(227,638)	(277,862)
Total stockholders’ deficit	(247,115)	(288,943)
Total liabilities and stockholders’ deficit	$278,351	$396,555

Table 3. Cash Flows

(Unaudited, in thousands)	Year to Date September 30,
	2024	2023
Cash flows from operating activities:
Net income	$66,698	$52,392
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,997	2,979
Impairment and other charges	—	584
Stock-based compensation	8,668	10,956
Change in fair value of contingent consideration	269	—
Change in fair value of derivative and other liabilities, noncurrent	—	1,673
Deferred taxes	2,136	2,046
Unrealized (gains) losses on foreign currency	(128)	5
Noncash lease expense	1,530	1,590
Changes in operating assets and liabilities:
Accounts receivable	2,304	(1,918)
Related party receivables and payables, net	3,588	810
Prepaid expenses	312	329
Other current assets and other assets	953	562
Deferred contract acquisition costs	50,397	23,566
Trade and other payables	2,176	1,189
Accrued expenses	(32,671)	(3,265)
Deferred revenue – current and noncurrent	(133,595)	(44,288)
Operating lease liabilities – current and noncurrent	(1,073)	(1,111)
Other current and long-term liabilities	(1,696)	(3,198)
Net cash (used in) provided by operating activities	(28,135)	44,901
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(170)
Purchases of property and equipment	(52)	(60)
Capitalized software development costs	(736)	(1,428)
Net cash used in investing activities	(788)	(1,658)
Cash flows from financing activities:
Proceeds from issuance of common stock	213	332
Repurchases of stock	(10,803)	—
Restricted stock units withheld to pay taxes	(1,368)	(1,520)
Dividends paid	(1,113)	(299)
Distributions to noncontrolling interests	(19,060)	(6,319)
Net cash used in financing activities	(32,131)	(7,806)
Effect of exchange rate changes on cash	(9)	11
Net increase in cash, cash equivalents and restricted cash	(61,063)	35,448
Cash, cash equivalents and restricted cash — beginning of period	155,174	158,575
Cash, cash equivalents and restricted cash — end of period	$94,111	$194,023

MarketWise Investor Relations Contact
Erik Mickels – Chief Financial Officer
(800) 290-4113
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com